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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                          Date of report: March 4, 1999

               Date of earliest event reported: February 21, 1999


                         OACIS HEALTHCARE HOLDINGS CORP.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)



           0-28170                                         04-3229774
    (Commission File No.)                      (IRS Employer Identification No.)





                          1101 FIFTH AVENUE, SUITE 200
                          SAN RAFAEL, CALIFORNIA 94901
              (Address of principal executive offices and zip code)



       Registrant's telephone number, including area code: (415) 482-4400


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ITEM 5.   OTHER EVENTS.

        Oacis Healthcare Holdings Corp. (the "Company") announced on February 22, 1999 that it has entered into an agreement and plan of merger (the "Merger Agreement") with Science Applications International Corporation ("SAIC") as of February 21, 1999 whereby SAIC, through a wholly-owned acquisition subsidiary, will purchase up to all of the shares of common stock of the Company in a cash tender offer. In separate agreements, certain stockholders of the Company have agreed with SAIC to tender their shares of the Company common stock into the tender offer and otherwise to support the transaction with SAIC. These stockholders own approximately 47% of the outstanding Company common stock on a fully diluted basis.

        On February 26, 1999, SAIC commenced a tender offer for up to all of the shares of Company common stock for $4.45 per share in cash. The offer is conditioned on the tender of a majority of the outstanding shares of Company common stock, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the absence of legal or governmental proceedings that would prevent completion of the offer or otherwise have a material adverse effect on the Company and certain other conditions. Upon a successful completion of the tender offer, SAIC will consummate a merger between its acquisition subsidiary and the Company in which the remaining shares of Company common stock (other than dissenting shares) will be acquired in exchange for a cash payment of $4.45 per share. If less than 90% of the shares are tendered to SAIC, the merger will be subject to approval by the Company's stockholders.

        SAIC is the nation's largest employee-owned research and engineering company, providing information technology and systems integration products and services to government and commercial customers. SAIC scientists and engineers work to solve complex technical problems in telecommunications, national security, health care, transportation, energy and the environment. SAIC's Health Care Technology Sector provides comprehensive information technology services to a variety of integrated health care industry leaders.

        Oacis Healthcare Holdings Corp. is a leading supplier of flexible, open architecture clinical information systems. The Oacis Healthcare Network product suite includes a data repository at its core, an integration engine that manages the exchange of data among disparate systems, and an enterprise member/patient index that consolidates and eliminates duplicate records across the entire enterprise.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

        a.     None.

        b.     None.

        c.     EXHIBITS

               99.1 Press release dated February 22, 1999.


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             OACIS HEALTHCARE HOLDINGS CORP.


Dated:  March 4, 1999                        By:  /s/ Stephen F. Ghiglieri
                                                --------------------------------
                                                  Stephen F. Ghiglieri
                                                  Chief Financial Officer


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